Exhibit 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

40% Top-Line Sequential Growth from First Quarter Driven by Strengthening International Performance;

Company Announces Stock Repurchase Program

Westford, Mass., July 28, 2009 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the three months ended June 30, 2009.

Second Quarter 2009 Financial Results

Revenues for the three months ended June 30, 2009 were $20.8 million, compared with $39.2 million in the same period of 2008 and $14.8 million in the first quarter of 2009. The decline from the second quarter of 2008 reflected the ongoing global economic recession and the continued restrictive credit environment in the aesthetic laser industry. The increase from the first quarter of 2009 reflected a strengthening international market coupled with a slight improvement in the North American markets. Gross margin for the second quarter of 2009 was 58.0% of total revenues, compared with 67.1% for the same period of 2008 and 60.9% in the first quarter of 2009. The decline in gross margin in the second quarter of this year compared with the second quarter of 2008 and the first quarter of 2009 reflected a higher percentage of laser revenue from international distribution, where the company’s products tend to have lower sales prices.

Cynosure reported a net loss for the second quarter of 2009 of $2.3 million, or $0.18 per basic and diluted share, compared with net income of $4.7 million, or $0.36 per diluted share, in the second quarter of 2008, and a net loss of $4.0 million, or $0.32 per basic and diluted share, in the first quarter of 2009.

“An increased contribution from international markets helped to offset the continued challenges in North America in the second quarter,” said Cynosure’s President and Chief Executive Officer Michael Davin. “International markets accounted for 53% of total laser revenue in the second quarter from 30% in the same period of 2008 and 43% in the first quarter of 2009. We believe this increased contribution helps to validate the strategic investments we have made to enhance our overseas infrastructure and broaden our global footprint. In addition, second quarter international laser revenue increased 87% from the first quarter, led in part by a strong contribution from our recently established direct subsidiary in Korea.”

“In North America, laser sales increased 24% over the first quarter of the year, yet the market remained challenging,” Davin said. “We believe this stemmed from the inability of practitioners to obtain credit for capital equipment purchases, coupled with continued macroeconomic pressures on discretionary spending and purchasing decisions. We are working directly with the lending community to explore options to assist customers who have been unable to secure financing in today’s challenging credit environment.”

“Despite lower sales compared with the second quarter of 2008, our North American pricing remained stable in the second quarter compared with Q1 of 2009 and Q4 of 2008,” Davin continued. “Although the higher contribution of international laser revenue contributed to the decrease in our overall margins, our domestic margins remained consistent with the first quarter of 2009.”

Recent Highlights

•

Cynosure signed a multi-year, funded cooperative agreement with Unilever Ltd. to develop and commercialize light-based devices targeting the emerging home use personal care market. The initial focus of this development agreement will be on the skin rejuvenation market.

•

The company introduced the multi-wavelength Smartlipo MPX 46-watt workstation, the latest and most powerful advance in Cynosure’s platform of minimally invasive workstations for LaserBodySculpting. The 46-watt workstation enables a physician to liquefy and remove larger areas of unwanted fat in about half the time required by the original 32-watt Smartlipo MPX system.

Six-Month Results

For the six months ended June 30, 2009, revenues decreased approximately 53% to $35.6 million from $76.0 million for the same period in 2008. For the six months ended June 30, 2009, gross profit margin decreased to 59.2% of total revenues, compared with 66.8% for the same period in 2008. Net loss for the first half of 2009 was $6.3 million, or $0.50 per basic and diluted share, compared with net income of $9.5 million, or $0.75 per diluted share, for the same period in 2008.

“Through the first six months of 2009 we have reduced expenses by approximately 15 percent compared with first six months of 2008, largely through the cost-reduction efforts we put in place early this year,” Davin said. “We remain on track to achieve our previously stated goal of annualized operating expense savings of between $14 million and $18 million in 2009. We were cash flow neutral in the second quarter and maintained our cash, cash equivalents and short-term investments balance of approximately $89 million. As a result of solid execution from our sales and finance teams, we substantially reduced our days sales outstanding to 75 days as of June 30 from 108 days as of March 31.”

Business Outlook

“We are encouraged by some of the positive signs that we experienced in the second quarter,” Davin said. “A number of regions in our recently expanded international distribution network delivered solid performance. Our latest product introduction – the Smartlipo MPX 46-watt workstation – and recent product enhancements, such as ThermaGuide and ThermaView, have received an enthusiastic response from the marketplace. Attendance at our workshops and webinars has been strong. While economic uncertainty continues to hinder our domestic revenue performance, we believe we will see an improvement in our U.S. sales once credit loosens and more practitioners are able to obtain financing.”

“Despite the challenging environment, we remain unwavering in our commitment to technology and leading the industry through innovation,” Davin said. “We continue to invest in our R&D pipeline and have several promising programs underway. In addition, our funded development agreement with Unilever has commenced, and we have taken the first steps toward creating a light-based skin rejuvenation device for the over-the-counter market.”

“Although the third quarter traditionally has been the weakest for the aesthetic industry, we are hopeful that the macroeconomic environment will begin to stabilize as we move through the balance of 2009,” Davin said. “We continue to carefully manage our business, with the goal to be cash flow neutral for the year. In addition, we are excited about our long-term prospects. We believe we have the global presence, product portfolio, distribution strength and brand reputation to extend our leadership position in the aesthetic industry.”

Company Announces Share Repurchase Plan

Cynosure also announced today that its Board of Directors has authorized the repurchase of up to $10 million of the company’s common stock from time to time on the open market or in privately negotiated transactions.

“At current levels, we believe the company’s stock is attractively valued,” Davin said. “This action reflects our ongoing commitment to improving the investment value of our stock while at the same time growing our business.”

The timing and amount of any shares repurchased will be determined by the company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

The repurchase program will be funded using the company’s working capital. As of June 30, 2009, the company had cash, cash equivalents, marketable securities and short-term investments of approximately $89 million and approximately 12.7 million shares of common stock outstanding.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the company’s second quarter 2009 financial results and provide a business outlook.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s ability to reduce expenses and its expectations regarding future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the global economic recession and its effects on the aesthetic laser industry, Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenues	$20,813	$39,195	$35,629	$75,958
Cost of revenues	8,737	12,878	14,537	25,249

Gross profit	12,076	26,317	21,092	50,709

Operating expenses
Selling and marketing	10,423	14,085	20,953	27,279
Research and development	1,696	1,801	3,437	3,614
General and administrative	4,049	3,638	7,929	7,125

Total operating expenses	16,168	19,524	32,319	38,018

(Loss) income from operations	(4,092)	6,793	(11,227)	12,691

Interest income, net	106	627	371	1,428
Other income (expense), net	390	(120)	334	434

(Loss) income before income taxes	(3,596)	7,300	(10,522)	14,553

Income tax (benefit) provision	(1,272)	2,640	(4,177)	5,024

Net (loss) income	$(2,324)	$4,660	$(6,345)	$9,529

Diluted net (loss) income per share	$(0.18)	$0.36	$(0.50)	$0.75

Diluted weighted average shares outstanding	12,711	12,797	12,706	12,782

Basic net (loss) income per share	$(0.18)	$0.37	$(0.50)	$0.76

Basic weighted average shares outstanding	12,711	12,513	12,706	12,492

Condensed Consolidated Balance Sheet (Unaudited)

(In thousands)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets:
Cash, cash equivalents and marketable securities	$69,479	$74,369
Short-term investments and related financial instruments	19,187	—
Accounts receivable, net	17,118	25,156
Amounts due from related parties	44	40
Inventories	26,981	30,248
Deferred tax asset, current portion	6,838	6,825
Prepaid expenses and other current assets	8,932	4,331

Total current assets	148,579	140,969
Property and equipment, net	10,346	8,422
Long-term investments and related financial instruments	—	21,082
Other noncurrent assets	2,794	2,649

Total assets	$161,719	$173,122

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$14,669	$20,697
Amounts due to related parties	2,907	6,083
Deferred revenue	4,813	4,296
Capital lease obligations	338	398

Total current liabilities	22,727	31,474

Capital lease obligations, net of current portion	287	436
Deferred revenue, net of current portion	534	407
Other long-term liabilities	445	451

Total stockholders’ equity	137,726	140,354

Total liabilities and stockholders’ equity	$161,719	$173,122

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Gross profit	$12,076	$26,317	$21,092	$50,709

Non-GAAP adjustments to gross profit:

Stock-based compensation	142	137	263	266

Total Non-GAAP adjustments to gross profit	142	137	263	266

Non-GAAP Gross profit	$12,218	$26,454	$21,355	$50,975

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

(Loss) income from operations	$(4,092)	$6,793	$(11,227)	$12,691

Non-GAAP adjustments to (loss) income from operations:

Stock-based compensation	1,821	1,880	3,646	3,568

Total Non-GAAP adjustments to (loss) income from operations	1,821	1,880	3,646	3,568

Non-GAAP (Loss) income from operations	$(2,271)	$8,673	$(7,581)	$16,259

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net (loss) income	$(2,324)	$4,660	$(6,345)	$9,529

Non-GAAP adjustments to net (loss) income:

Stock-based compensation	1,821	1,880	3,646	3,568
Income tax effect of Non-GAAP adjustments	(633)	(665)	(1,701)	(1,500)

Total Non-GAAP adjustments to net (loss) income	1,188	1,215	1,945	2,068

Non-GAAP Net (loss) income	$(1,136)	$5,875	$(4,400)	$11,597

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Diluted net (loss) income per share	$(0.18)	$0.36	$(0.50)	$0.75

Stock-based compensation	0.14	0.15	0.28	0.28

Income tax effect of Non-GAAP adjustments	$(0.05)	(0.05)	(0.13)	(0.12)

Total Non-GAAP adjustments to net (loss) income	$0.09	0.10	$0.15	0.16

Non-GAAP Diluted net (loss) income per share	$(0.09)	$0.46	$(0.35)	0.91

Weighted average shares used to compute diluted net (loss) income per share	12,711	12,797	12,706	12,782

Weighted average shares used to compute Non-GAAP diluted net (loss) income per share	12,711	12,797	12,706	12,782